Exhibit 10.3

Amendment No. 1 to

Amended and Restated
Employment Agreement

This Amendment No. 1 (the "Amendment"), to the Amended and Restated Employment Agreement dated April 3, 2019, by and among Sterling Bancorp, a Delaware corporation (the "Company"), Sterling National Bank, a national banking association organized and existing under the laws of the United States of America (the "Bank" and, together with the Company, "Sterling"), and Rodney Whitwell ("Executive") (the "Agreement") is made and entered into as of December 15, 2021, to be effective on January 1, 2022 (the "Effective Date").

WHEREAS, the Company, the Bank and Executive desire to amend the Agreement to extend the term of the Executive's employment with the Company and the Bank on the Effective Date for a period of one year.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Company, the Bank and Executive hereby agree as follows:

1.        Section 2(a) of the Agreement is hereby amended as follows:

2.       Employment Period.

(a)       Duration. Executive's period of employment with Sterling under this Agreement shall begin on the Effective Date and shall continue until December 31, 2022 (or, if a Change in Control (as defined below) occurs prior to such anniversary, the second anniversary of the date of the Change in Control, if later), unless terminated prior thereto by either Sterling or Executive in accordance with Section 6 hereof (such period of employment being the "Employment Period").

2.       Except as expressly stated herein, this Amendment does not amend or otherwise modify any of the terms or conditions of the Agreement, which shall remain in full force and effect pursuant to its terms. Any terms not defined herein shall have the meaning set forth in the Agreement. To the extent applicable, each Party hereby represents and warrants that its respective signatory has been and is on the date of this Amendment duly authorized by all necessary corporate action to execute this Amendment.

3.       This Amendment may be executed in a number of identical counterparts, which, taken together, shall constitute collectively one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and Executive has hereunto set his hand, all as of the Effective Date specified above.

STERLING BANCORP

By:	/s/ Jack L. Kopnisky
Name: Jack L. Kopnisky
Title: President and Chief Executive Officer

STERLING NATIONAL BANK

By:	/s/ Jack L. Kopnisky
Name: Jack L. Kopnisky
Title: Chief Executive Officer

EXECUTIVE

/s/ Rodney Whitwell
Rodney Whitwell